      As filed with the Securities and Exchange Commission on July 23, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             PARTY CITY CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                                            22-3033692
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                 400 Commons Way
                           Rockaway, New Jersey 07866
                                 (973) 983-0888

          (Address, including zip code, and telephone number, including area code, of principal executive offices)

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              Party City Corporation Management Stock Purchase Plan

                            (Full title of the plan)
     -----------------------------------------------------------------------


                                Thomas E. Larson
          Senior Vice President, Chief Financial Officer and Secretary
                             Party City Corporation
                                 400 Commons Way
                           Rockaway, New Jersey 07866
                                 (973) 983-0888

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                                    Copy to:
                             Steven J. Gartner, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099

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                                    CALCULATION OF REGISTRATION FEE
======================== ================ ==================== ==================== ==================
 Title of securities to    Amount to be     Proposed maximum     Proposed maximum       Amount of
     be registered        registered (1)   offering price per   aggregate offering   registration fee
                                                share (2)            price (2)
------------------------ ---------------- -------------------- -------------------- ------------------
Deferred Compensation
Obligations
                            $4,800,000          75% - 80%           $4,800,000            $1,200
======================== ================ ==================== ==================== ==================





(1)  The Party City Corporation Management Stock Purchase Plan (the "Plan") allows executives of Party
     City Corporation (the "Company") to defer their bonuses into phantom stock units representing shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"). Represents
     Deferred Compensation Obligations of Party City Corporation (the "Company") to pay deferred compensation in the future in accordance with the terms of the Plan. In addition, this
     Registration Statement covers an indeterminable number of shares of Common Stock, to be issued at indeterminate prices from time to time pursuant to the Plan.

(2)  Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c)
     and (h) of Rule 457 under the Securities Act of 1933 (the "Securities Act").

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by Party City Corporation, a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

     (a) The Company's Annual Report on Form 10-K (File No. 000-27826) for the fiscal year ended July 1, 2000;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000, December 30, 2000 and March 31, 2001;

     (c) The Company's amendments to its Quarterly Reports on Form 10-Q/A relating to the quarters ended on March 31, 1999, January 1, 2000 and April 1, 2000;

     (d) The Company's Current Reports on Form 8-K, filed on September 29, 2000, October 10, 2000 and November 29, 2000; and

     (e) The description of the Common Stock, contained in the Company's Registration Statement on Form 8-A under the heading "Description of Registrant's Securities to be Registered," filed on February 23, 1996 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as updated in the Company's Registration Statement on Form S-1, under the heading "Description of Capital Stock," filed on April 11, 1997 pursuant to the Securities Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.


Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the provisions of the Delaware General Corporation Law ("Delaware GCL"), the Company has adopted provisions in its Certificate of Incorporation and Bylaws which require the Company to indemnify its officers and directors to the fullest extent permitted by law, and eliminate the personal liability of its directors to the Company or its stockholders for monetary damages for breach of their duty of due care except (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under
Section 174 of the Delaware GCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. In addition, the Company's Certificate of Incorporation and Bylaws require the Company to indemnify its directors and officers, permit the Company to insure its directors and officers and permit the Company to indemnify or insure its employees or agents to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, except that the Company shall not be obligated to advance expenses or to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, (ii) for any amounts paid in settlement of an action indemnified against by the Company without the prior written consent of the Company or (iii) in connection with any event in which the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company.


Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

Item 8. EXHIBITS

Exhibit No.                         Description of Exhibits
-----------                         -----------------------

     4             Party City Corporation Management Stock Purchase Plan.

     5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

    23.1           Consent of Deloitte & Touche LLP.

    23.2           Consent of Willkie Farr & Gallagher (included in Exhibit 5).

    24             Power of Attorney (reference is made to the signature page).


Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 20th day of July 2001.


                                       PARTY CITY CORPORATION

                                       By: /s/ Thomas E. Larson
                                           ------------------------------
                                           Thomas E. Larson
                                           Senior Vice President,
                                           Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Party City Corporation hereby severally constitutes and appoints Thomas E. Larson as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


              Name                           Title                     Date
              ----                           -----                     ----

By: /s/ James Shea                 Chief Executive Officer         July 20, 2001
    ----------------------------   (principal executive officer)
       James Shea


By: /s/ Thomas E. Larson           Senior Vice President and       July 20, 2001
    ----------------------------   Chief Financial Officer
      Thomas E. Larson             (principal financial and
                                   accounting officer)


By: /s/ Ralph Dillon               Non-Executive Chairman          July 23, 2001
    ----------------------------   of the Board
      Ralph Dillon


By: /s/ Jack Futterman             Director                        July 23, 2001
    ----------------------------
      Jack Futterman


By: /s/ Howard Levkowitz           Director                        July 19, 2001
    ----------------------------
      Howard Levkowitz


By: /s/ Nancy Pedot                Director                        July 20, 2001
    ----------------------------
      Nancy Pedot


By: /s/ L.R. Jalenak, Jr.          Director                        July 23, 2001
    ----------------------------
      L.R. Jalenak, Jr.

By: /s/ Michael Gatto              Director                        July 23, 2001
    ----------------------------
      Michael Gatto


By: /s/ Walter J. Salmon           Director                        July 20, 2001
    ----------------------------
      Walter J. Salmon


By: /s/ Michael Tennenbaum         Director                        July 19, 2001
    ----------------------------
      Michael Tennenbaum

                                INDEX TO EXHIBITS


Exhibit No.                         Description of Exhibit
-----------                         ----------------------

     4             Party City Corporation Management Stock Purchase Plan.

     5 Opinion of Willkie Farr & Gallagher regarding the legality of the securities being registered.

    23.1           Consent of Deloitte & Touche LLP.

    23.2           Consent of Willkie Farr & Gallagher (included in Exhibit 5).

    24             Power of Attorney (reference is made to the signature page).